Exhibit 10.23

Trademark Transfer Agreement

This Agreement is signed by the following parties on October 4, 2009 in Shishi City:

(1)

Transferor: Hongri (Fujian) Sporting Goods Co., Ltd., a limited liability company established and legally existing under the law of People’s Republic of China (“PRC”, for the purpose of this Agreement, it shall not include Hong Kong and Macau Special Administrative Region). The registration number on its business license for enterprise legal person is 350581100018922, and its domicil is Xinfengge Building, Baogai County, Shishi City, Fujian Province.

(2)

Transferee: France Cock (China) Co., Ltd, a limited liability company established and legally existing under the law of Hong Kong Administrative Region of the PRC. The number of its incorporation certificate is 3603406100009083, and its domicile is FLAT C 23/F LUCKY PLAZA 315-321 LOCKHART ROAD WANCHAI HK.

Whereas,

(1)

The trademark which the Transferor proposes to transfer to the transferee was obtained from Mr. Qinghua Ye, and the Transferor obtained the ownership of this trademark on July 9, 2009 (see the transfer certificate as Appendix I);

(2)	Mr. Qinghua Ye once obtained the Trademark Registration Certificate (No. 4342760) from the State Administration for Industry and Commerce (“SAIC”) on August 7 2008; and

(3)	The Transferor proposes to transfer the trademark to the Transferee, and The Transferee proposes to accept the trademark.

Upon consultation, the Transferor and the Transferee hereby agree to enter into this Agreement regarding the transfer of the trademark “KBS” registered in the PRC and legally owned by the Transferor.

1.	Transfer of the Trademark

1.1

The Transferor owns the trademark “KBS” legally registered in the PRC (“Trademark”). The registration type, registration region and trademark pattern of the Trademark shall be subject to the Trademark Registration Certificate (No. 432760) issued by the SAIC (see the Attachment II);

1.2

The Transferor agrees to transfer all its rights and interests of the Trademark to the Transferee with RMB 100,000 (“Transfer Price”), and the Transferee agrees to accept the Trademark with this Transfer Price (“Transfer of Trademark”);

1.3	The Transfer of Trademark hereunder refers to the transfer of exclusive use right of the Trademark.

1.4

After the Transferee pay the Transfer Price to the Transferor according to Article 2.1 hereunder, the Transferor and the Transferee shall start going through the relevant formalities regarding the Transfer of Trademark, including without limitation to submitting application to the trademark administrative authorities, filing this Agreement, making public announcement, and complete formalities for trademark transfer.

2.	Payment of Transfer Price and other Expenses

2.1	The Transferee shall pay the Transfer Price to the bank account designated by the Transferor within thirty (30) days upon effectiveness of this Agreement.

2.2	To the extent permitted by law, all the expenses incurred from going through formalities for trademark transfer shall be borne by the Transferee.

3.	Transferor’s Representations and Warranties

3.1	The Transferor warrants that the Trademark is a legally registered in the PRC and there is no exclusive use right of the Trademark owned by any other third party.

3.2

The Transferor warrants that it owns the exclusive use right of the Trademark and has the right to transfer the Trademark; before entering into this Agreement, it has not executed any other non-exclusive or exclusive trademark licensing agreement with any third party; and there is no pledge, levy or any other encumbrances on the Trademark;

3.3	The Transferor warrants that it has capacity to execute this Agreement and has obtained all the necessary authorization;

3.4

The Transferor warrants that, during the effective period of the registered trademark, without the Transferor’s consent, it will not manufacture goods with the same or similar trademark in the region where the Trademark has been effectively registered, nor engage in any activities which compete with the manufacturing and sales of this goods;

3.5	Upon this Agreement becomes effective, the Transferor should cooperate with the Transferee to go through the registration formalities for Transfer of Trademark.

4.	Transferee’s Representations and Warranties

4.1	The Transferee warrants that it has capacity to execute this Agreement and has obtained all the necessary authorization;

4.2	The Transferee warrants that the quality of the goods with this Trademark shall not be lower than that of the Transferor’s goods with this Trademark before;

4.3	The Transferee warrants that it will pay the Transfer Price to the Transferor according to the terms hereunder.

5.	Confidentiality

5.1

Confidential information means any information or data material in connection with operation, technique, design, proposal, product information, technological information, design right, business secret, software, market opportunity, client and other business issues with seals, marks or written notices indicating “Confidential”, “Proprietary”, or “Secret” on such information and materials provided by one party (the “Provider”) or its agent to the other Party (the “Recipient ”) or its agent, and confirmed at the time when provide such information and materials as confidential, and the information or data material orally provided by the Provider to the Recipient or respective agents with a written notice to identify such information and material as “Confidential” within 30 days upon the provision.(the “Confidential Information”)

5.2	Recipient Commitment

(1)

The Recipient will solely use the Confidential Information for the purpose of performing this Agreement, and will not use that for other purpose, particularly not for the commercial purpose, unless for the purpose of this Agreement, or otherwise specified in this Agreement in writing by the Parties.

(2)	Unless the Provider issue written consent in advance, otherwise the Recipient can not disclose such Confidential Information to any third party.

(3)

The Recipient shall carry out the measure to protect the Confidential Information as the same as protecting its own confidential information, and under any situation, the protection shall no lower than this standard or a standard to the extent that a discretionary and reasonable entity will carry out.

(4)

Such Confidential Information can only be disclosed to the Recipient employees or the consultants or counsels who need to know such Confidential Information and such individuals who can access to this Confidential Information shall keep the Confidentiality.

5.3

The Article 5 under this Agreement shall immediately take effective upon this Agreement is entered into and made, and continually valid upon the modification, release and termination of this Agreement.

5.4	Recipient can disclose the following Confidential Information in reliance on detail situation.

(1)	Disclosed as required by laws and any regulations and any recognized and permitted securities exchange to the extent that so required.

(2)

For the purpose of performing this Agreement, disclosed to the employees and consultants or counsels who need to know such Confidential Information and such individuals who can access to this Confidential Information shall keep the Confidentiality.

(3)	Disclosed after such Confidential Information has already entered into public domain, which is not as a result of breaching the Article 5 under this Agreement.

(4)	Disclosed by the third party who provides such Confidential Information to Recipient, which is not as a result of breaching the Article 5 under this Agreement.

(5)	Obtained such Confidential Information by the Recipient in business prior to the Article by the Provider.

(6)	Obtained by the Recipient individually via other manner.

(7)	Other than the violation of this Agreement by Recipient, the Confidential Information known by the public by other reasons or disclosed with advance written consent from Provider.

6.	Liability for Default

If either party breaches this Agreement and causes loss to the non-defaulting party, such default party shall burden the liability for indemnification to non-defaulting party.

7.	Applicable Law and Dispute Resolution

7.1	The establishment, effectiveness, interpretation, performance, modification, termination and dispute resolution is governed by the PRC law.

7.2

Any dispute arising from the performance of this Agreement or in connection with this Agreement, shall be resolved via friendly negotiation; if no resolution is reached upon the negotiation, such dispute shall be submit to the Beijing China International Economy and Trade Arbitration Commission for arbitration in accordance with related rules thereof. The award of the arbitration will be the final resolution to this dispute and is binding on the Parties.

8.	Miscellaneous

8.1	This Agreement will take effect upon the execution by authorized representatives from both parties.

8.2	After this Agreement becomes effective, the modification, termination and cancellation of this Agreement shall be made by both Parties in written form.

8.3	This Agreement is executed in two (2) counterparts with each party holding one (1) counterpart. Each counterpart of this Agreement has the same legal effect.

(Signature Page of the Trademark Transfer Agreement)

Transferor: Hongri (Fujian) Sporting Goods	Transferee: France Cock (China)
Co.,
Co., Ltd.	Ltd.
Signed by Bizhen Chen	Signed by Keyan Yan
Affixed with the corporate seal of	Affixed with the corporate seal of
Hongri (Fujian) Sporting Goods, Co., Ltd.	France Cock (China) Limited

Appendix I: Trademark Transfer Evidence Document

The Progress of Research
Registration	4342760	Category No.	25
No./Application No.
The status of trademark	Date
Pending for approval	November 2, 2004
Preliminary approval (1118)	May 6, 2008
Already been registered (1130)	August 7, 2008
Pending for the approval of the renewal of the trademark registration certificate	October 29, 2008
The completion of the renewal of the trademark registration certificate	July 9, 2009
Pending for the approval of the trademark transfer	October 21, 2008
The completion of transfer	June 22, 2009
Pending for the approval of the trademark transfer	December 21, 2009
Pending for the approval of the trademark transfer	February 01, 2010
The completion of transfer	October 20, 2010
Pending for the approval of the renewal of the trademark registration certificate	January 30, 2011
The completion of the renewal of the trademark registration certificate	March 30, 2011
Pending for the approval of license contract record.	January 30, 2011
The table is just for your reference, and there is no legal force on the table.
The date of Pending for approval is the application date, and the completion date is the issuance date of certificate.

Appendix II: The copy of Trademark Registration Certificate with No. 4342760 issued by the Trademark Bureau of State Administration Bureau for Industry and Commerce.

No. 4342760
Trademark Registration Certificate

KBS

Approved use commodities (Class. 25)

Clothing: water proof clothes, swimming suits, baby layettes, gym shoes, shoes, hats, socks, ties and wedding dresses (so far).

Register: Hongri (Fujian) Sporting Goods Co., Ltd.

Registered Address: Xinfengge Building, Yupu Industry Zoon, Baogai Town, Shishi City, Fujian.

Registered Valid Term: From August 7, 2008 to August 6, 2018.

Issued by the Director, Jianchang Li